UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08399	31-1189815
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:        (614) 438-3210

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 1, 2013, Worthington Industries, Inc. (“Worthington”) announced it has reached an agreement in principle to participate in a joint venture near Shanghai, China to produce cold rolled strip steel primarily for the automotive industry.  Worthington will join Nisshin Steel Co., Ltd. (Nisshin) and Marubeni-Itochu Steel Inc. (MISI) in the venture which will be called Zhejiang Nisshin Worthington Precision Specialty Steel Co., Ltd.  Worthington will own a 10 percent stake in the joint venture with the option to increase ownership and Nisshin and MISI will own 55 and 35 percent respectively.  The formal agreement is expected to be signed by the end of the month.

Item 9.01     Financial Statements and Exhibits.

(a) – (c)         Not applicable.

(d)                  Exhibits:

99.1 News Release issued by Worthington Industries, Inc. on October 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: October 1, 2013	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and Secretary